UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2023

AMERICAN BATTERY TECHNOLOGY COMPANY

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

100 Washington Street, Suite 100

Reno, NV 89503

(Address of principal executive offices)

Tel: (775) 473-4744

(Registrant’s Telephone Number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On May 19, 2023, the Board of Directors of American Battery Technology Company (“the “Company”) appointed Jesse Deutsch to serve as Chief Financial Officer of the Company.

Mr. Deutsch, 59, has over 25 years of finance and strategy leadership experience in world-class, multinational companies in the U.S. and abroad. He joins the Company with nearly 20 years serving in the role as Chief Financial Officer, including global brands such as Kraft Foods and Aramark Inc., and he has served in executive financial leadership and other roles at companies, such as Visa, Philip Morris Altria, Smith Barney, and Bank of New York Mellon. Mr. Deutsch has worked within consumer packaged goods manufacturing, professional services, financial technology, hospitality/retail, and healthcare/life science industries, leading several businesses through high-growth phases and completing more than 75 M&A deals and integrated acquisitions. Mr. Deutsch has in-depth experience in establishing transformative finance processes including but not limited to financial planning and analysis, reporting, and controls. Additionally, he has led the implementation of systems such as SAP, Microsoft, and Hyperion. Mr. Deutsch has an M.B.A. from New York University and a B.S. in Economics from The Wharton School of the University of Pennsylvania.

There is no arrangement or understanding between Mr. Deutsch and any other persons, pursuant to which he was selected as Chief Financial Officer. Mr. Deutsch has not engaged in any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. There are no family relationships between Mr. Deutsch and any director or executive officer of the Company.

On May 19, 2023, the Company entered into an Offer Letter (the “Offer Letter”) with Mr. Deutsch, effective May 22, 2023, pursuant to which Mr. Deutsche will be an at-will employee of the Company. Pursuant to the Offer Letter, Mr. Deutsch will receive an annual base salary of $250,000. In addition, Mr. Deutsch is eligible to receive a one-time signing bonus of 500,000 Restricted Stock Units (“RSUs”), which will vest on the last day of the fiscal quarter following the first year anniversary of his employment. Additionally, subject to achieving certain performance milestones, Mr. Deutsch is eligible to receive bonus compensation of (i) bonus cash set at 75% of his base salary and (ii) 500,000 RSUs with a four year vesting schedule.

The foregoing descriptions of the Offer Letter are qualified in their entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 hereto, and the terms of which are incorporated by reference herein.

Departure of Chief Financial Officer

Kimberly Eckert’s last day as the Company’s Chief Financial Officer was May 18, 2023.

Item 7.01. Regulation FD Disclosure

A press release dated May 22, 2023, announcing the appointment of Mr. Deutsch is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01 Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated as of May 19, 2023, by and between American Battery Technology Company and Jesse Deutsch
99.1	Press Release dated May 22, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY TECHNOLOGY COMPANY

Date: May 22, 2023	/s/ Ryan Melsert
Ryan Melsert
Chief Executive Officer